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                                    EXHIBIT 3.1

                                AMENDED AND RESTATED

                            CERTIFICATE OF INCORPORATION

                                         OF

                               U.S. LABORATORIES INC.

          Pursuant to the provisions of Section 245 of the General Corporation Law of Delaware, the undersigned, being the sole stockholder of U.S. Laboratories Inc., a corporation organized under the laws of the State of Delaware on October 12, 1993 (the "Corporation"), does hereby certify that the text of the Certificate of Incorporation of the Corporation is hereby amended and restated as set forth below and that such Amended and Restated Certificate of Incorporation has been adopted by the board of directors of the Corporation and approved by a unanimous written consent of the stockholders of the Corporation.

     1.   The name of the Corporation is U.S. Laboratories Inc.

     2. The registered office of the Corporation is to be located at 30 Old Rudnick Lane, Suite 100, City of Dover, County of Kent, in the State of Delaware 19901. The name of the registered agent at that address is Lexis Document Services Inc.

     3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. The total number of shares of capital stock which the Corporation is authorized to issue is fifty-five million (55,000,000) shares, of which fifty million (50,000,000) shares shall be common stock, $.01 par value ("Common Stock"), and five million (5,000,000) shares shall be preferred stock, $.01 par value ("Preferred Stock").

          4.1  Common Stock.

4.1.1. Each share of Common Stock shall, subject to provisions contained elsewhere herein, have one vote, and except as provided by resolutions adopted by the Corporation's Board of Directors providing for the issuance of any class or series of Preferred Stock, the exclusive voting power for all purposes shall be vested in the holders of Common Stock.

4.1.2. Subject to any preferential rights of holders of Preferred Stock, holders of Common Stock shall be entitled to receive their pro rata share, based upon the number of shares of Common Stock held by them, of such dividends or other distributions as may be declared by the Board of Directors from time to time, and of any distribution, after the payment or provision for payment of debts and other

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       liabilities of the Corporation, of the assets of the Corporation upon its liquidation, dissolution or winding up, whether voluntary or involuntary.

          4.2  Preferred Stock.

4.2.1. The Board of Directors is hereby authorized to provide, by resolution or resolutions adopted by the Board of Directors, for the issuance of Preferred Stock from time to time in one or more class and/or series, to establish the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, and number of shares of each such class or series, as stated and expressed herein and in the resolution or resolutions providing for the issue of such class and/or series adopted by the Board of Directors as hereinafter provided. Without limiting the generality of the foregoing, the Board is authorized to provide that shares of a class or series of Preferred Stock:

     5. are entitled to cumulative, partially cumulative or noncumulative dividends or other distributions payable in cash, capital stock or indebtedness of the Corporation or other property, at such times and in such amounts as are set forth in the resolution or resolutions establishing such class or series or as are determined in a manner specified in such resolution or resolutions;

     6. are entitled to a preference with respect to payment of dividends over one or more other class and/or series of capital stock of the Corporation;

     7. are entitled to a preference with respect to any distribution of assets of the Corporation upon its liquidation, dissolution or winding up over one or more other class and/or series of capital stock of the Corporation in such amount as is set forth in the resolution or resolutions establishing such class or series or as is determined in a manner specified in such resolution or resolutions;

     8. are redeemable or exchangeable at the option of the Corporation and/or on a mandatory basis for cash, capital stock or indebtedness of the Corporation or other property, at such times or upon the occurrence of such events, and at such prices, as are set forth in the resolution or resolutions establishing such class or series or as are determined in a manner specified in such resolution or resolutions;

     9. are entitled to the benefits of such sinking fund, if any, as is required to be established by the Corporation for the redemption and/or purchase of such shares by the resolution or resolutions establishing such class or series;

     10. are convertible at the option of the holders thereof into shares of any other class or series of capital stock of the Corporation, at such times or upon the occurrence of such events, and upon such terms, as are set forth in the resolution or resolutions establishing such class or series or as are determined in a manner specified in such resolution or resolutions;


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     11.  are exchangeable at the option of the holders thereof for cash, capital stock or indebtedness of the Corporation or other property, at such times and upon the occurrence of such events, and at such prices, as are set forth in the resolution or resolutions establishing such class or series or as are determined in a manner specified in such resolution or resolutions;

     12. are entitled to such voting rights, if any, as are specified in the resolution or resolutions establishing such class or series (including, without limiting the generality of the foregoing, the right to elect one or more directors voting alone as a single class or series or together with one or more other classes and/or series of Preferred Stock, if so specified by such resolution or resolutions) at all times or upon the occurrence of specified events; and

     13. are subject to restrictions on the issuance of additional shares of Preferred Stock of such class or series or of any other class or series, or on the reissuance of shares of Preferred Stock of such class or series or of any other class or series, or on increases or decreases in the number of authorized shares of Preferred Stock of such class or series or of any other class or series.

          Without limiting the generality of the foregoing authorizations, any of the rights and preferences of a class or series of Preferred Stock may be made dependent upon facts ascertainable outside the resolution or resolutions establishing such class or series, and may incorporate by reference some or all of the terms of any agreements, contracts or other arrangements entered into by the Corporation in connection with the issuance of such class or series. Unless otherwise specified in the resolution or resolutions establishing a class or series of Preferred Stock, holders of a class or series of Preferred Stock shall not be entitled to cumulate their votes in any election of directors in which they are entitled to vote and shall not be entitled to any preemptive rights to acquire shares of any class or series of capital stock of the Corporation.

     14.  The Corporation shall have perpetual existence.

     15. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend, change, add to or repeal the by-laws of the Corporation without the assent or vote of the stockholders.

     16. Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation.

     17. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omission not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General


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Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

     18. The Corporation shall to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.


May __, 1998.


                                   _______________________________
                                   Dickerson Wright


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